Exhibit 10.6

PENNYMAC FINANCIAL SERVICES, INC.
2022 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT SUBJECT TO CONTINUED SERVICE AWARD AGREEMENT

THIS AGREEMENT is dated as of ___________, 2023, between PennyMac Financial Services, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in the table below (the “Recipient”).

Recipient

Grant Date___________, 2023

Vesting Commencement Date___________, 2023

Number of RSUs Subject to

Continued Service

1.Grant of Restricted Stock Units. Subject to the terms and conditions of this Award Agreement and the Company’s 2022 Equity Incentive Plan, as the same may be amended, modified, supplemented or interpreted from time to time (the “Plan”), including without limitation the vesting provisions set forth in Section 2, the Company hereby grants to the Recipient, with effect as of the Grant Date specified above, the above indicated number of restricted stock units (the “RSUs”) to obtain for each RSU that is subject to vesting based on continued service, one fully paid and nonassessable share of Common Stock, par value $0.0001 per share, in the Company (the “Stock”).
2.Vesting and Settlement.
2.1One hundred percent (100%) of the RSUs subject to vesting based on continued service shall vest in a lump sum on the first anniversary of the Vesting Commencement Date specified above, subject to the Recipient’s continued service through such vesting. The shares of Stock earned as such RSUs vest will be transferred or issued to the Recipient promptly after the date they vest, but in any event not later than the 15th day of the third month following the end of the calendar year in which such RSUs become vested.
2.2Until the RSUs vest and are issued pursuant to the terms of this Award Agreement, the Recipient shall have no voting or other ownership rights in the Company arising from the award of RSUs under this Agreement prior to the delivery of the shares of Stock upon the vesting of the RSUs underlying the award and delivery of the shares of Stock in settlement thereof.
2.3If cash dividends are declared by the Company’s Board of Directors on the Stock on or after the Grant Date and prior to the settlement of the RSU, cash dividend equivalents (the “Dividend Equivalents”) shall accrue on the shares of Stock underlying RSUs, which Dividend Equivalents shall be subject to vesting and forfeiture on the same terms and conditions as the underlying RSUs. Such Dividend Equivalents will be in an amount of cash per

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Exhibit 10.6

RSU equal to the cash dividend paid with respect to a share of outstanding Stock and shall accrue to the Recipient on the record date of the applicable dividend. The Dividend Equivalents accrued prior to the settlement date of each vested RSU will be paid to the Recipient with respect to all vested RSUs as soon as administratively feasible after each settlement date (but in no event later than 45 days following each respective settlement date). The Dividend Equivalents accrued on shares of Stock underlying RSUs that do not vest and are forfeited shall be automatically forfeited without notice for no consideration on the date such RSU is forfeited.
2.4The Recipient’s name shall be entered as the stockholder of record on the books and records of the transfer agent for the Company with respect to the Stock issuable pursuant to Section 2.1 only upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements of this Agreement and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Recipient. Notwithstanding anything to the contrary in this Agreement, no Stock shall be issued in settlement of vested RSUs if the issuance of such shares would constitute a violation of any applicable federal or state securities law or other law or regulation. As a condition to the issuance of Stock to the Recipient pursuant to Section 2.1, the Company may require the Recipient to make any representation or warranty to the Company at the time vested Stock becomes issuable to the Recipient as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Stock issued pursuant to this Award may bear appropriate legends restricting the transfer of the Stock.
3.Effect of Termination. Unless otherwise expressly provided herein, no RSUs shall vest following the date (the Recipient’s “Termination Date”) of the voluntary or involuntary termination of the Recipient’s service as a Director of the Company and its Affiliates, for any or no reason whatsoever, including death or Disability and an entity ceasing to be an Affiliate of the Company; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the Recipient’s reemployment rights, if any, are guaranteed by statute or by contract. As of the Recipient’s Termination Date, all of the then unvested RSUs and the corresponding Dividend Equivalents shall be forfeited by the Recipient or any transferee.
4.Restrictions on Transfer. The RSUs (including, without limitation, the corresponding Dividend Equivalents) may not be assigned or transferred (by operation of law or otherwise) except by will or the laws of descent and distribution.
5.Miscellaneous.
5.1No Special Service Rights. Nothing contained in this Award Agreement shall confer upon the Recipient any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or

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Exhibit 10.6

decrease, or otherwise adjust, the other terms and conditions of the Recipient’s employment or other association with the Company and its Affiliates.
5.2Entire Agreement; Counterparts. This Award Agreement, including the Plan, constitute the entire agreement of the parties with respect to the subject matter hereof. This Award Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Award Agreement it shall not be necessary to produce or account for more than one such counterpart.
5.3Tax Consequences.The Company makes no representation or warranty as to the tax treatment to the Recipient of receipt of these RSUs and the corresponding Dividend Equivalents, and does not warrant to the Recipient that all compensation paid or delivered to him or her for his or her services will be exempt from, or paid in compliance with, Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. The Recipient should rely on his or her own tax advisors for all such advice.
5.4Community Property. To the extent the Recipient resides in a jurisdiction in which community property rules apply, without prejudice to the actual rights of the spouses as between each other, for all purposes of this Award Agreement, the Recipient shall be treated as agent and attorney-in-fact for that interest held or claimed by the Recipient’s spouse with respect to these RSUs and the parties hereto shall act in all matters as if the Recipient was the sole owner of these RSUs. This appointment is coupled with an interest and is irrevocable.
6.Receipt of Plan. The RSUs and the corresponding Dividend Equivalents were awarded under the Plan, to which this Award Agreement is subject in all respects, including without limitation the adjustment and tax withholding provisions therein. All capitalized terms used in this Award Agreement and not otherwise defined shall have the meanings ascribed thereto in the Plan. The Recipient has reviewed and understands the Plan and this Award Agreement in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement. The Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement.

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Exhibit 10.6

IN WITNESS WHEREOF, the Recipient and the Company have entered into this Award Agreement as of the Grant Date.

PENNYMAC FINANCIAL SERVICES, INC.

By:

Name:

Title:

Address:

The Recipient:

By:

Name:

Title:

Address:

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